PENNSYLVANIA POWER COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2005

                                                                          Non-nuclear
                                                           As Reported    Adjustments       Pro Forma
                                                           -----------    -----------       ---------
                                                                        (In thousands)
                      ASSETS

UTILITY PLANT:
   In service                                             $   892,826     $  (253,637)  a  $   639,189
   Less-Accumulated provision for depreciation                371,569        (129,881)  b      241,688
                                                          ------------    ------------     ------------
                                                              521,257        (123,756)         397,501
                                                          ------------    ------------     ------------
   Construction work in progress-
      Electric plant                                          122,232             (86)  c      122,146
      Nuclear Fuel                                                  -                                -
                                                          ------------    ------------     ------------
                                                              122,232             (86)         122,146
                                                          ------------    ------------     ------------
                                                              643,489        (123,842)         519,647
                                                          ------------    ------------     ------------
OTHER PROPERTY AND INVESTMENTS:
   Nuclear plant decommissioning trusts                       144,704                          144,704
   Long-term notes receivable from associated companies        32,795         125,047   d      157,842
   Other                                                          526            (240)  e          286
                                                          ------------    ------------     ------------
                                                              178,025         124,807          302,832
                                                          ------------    ------------     ------------
CURRENT ASSETS:
   Cash and cash equivalents                                       24             (23)  f            1
   Notes receivable from associated companies                     448                              448
   Receivables-
      Customers                                                46,545                           46,545
      Associated companies                                     10,632                           10,632
      Other                                                       939                              939
   Materials and supplies, at average cost                     38,729          (1,515)  g       37,214
   Prepayments and other                                       17,184                           17,184
                                                          ------------    ------------     ------------
                                                              114,501          (1,538)         112,963
                                                          ------------    ------------     ------------
DEFERRED CHARGES:
   Regulatory assets                                                -                               -
   Other                                                        9,915                            9,915
                                                          ------------    ------------     ------------
                                                                9,915               -            9,915
                                                          ------------    ------------     ------------
                                                          $   945,930     $      (573)     $   945,357
                                                          ============    ============     ============
        CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   Common stockholder's equity-

      Common stock, $30 par value                         $   188,700     $         -      $   188,700
      Other paid-in capital                                    65,035           1,655   j       66,690
      Accumulated other comprehensive loss                    (13,706)                         (13,706)
      Retained earnings                                       109,030                          109,030
                                                          ------------    ------------     ------------
         Total common stockholder's equity                    349,059           1,655          350,714
   Preferred stock not subject to mandatory redemption         14,105                           14,105
   Long-term debt and other long-term obligations             121,167                          121,167
                                                          ------------    ------------     -----------
                                                              484,331           1,655          485,986
                                                          ------------    ------------     -----------
CURRENT LIABILITIES:
   Currently payable long-term debt                            25,774                           25,774
   Short-term borrowings-
      Associated companies                                     25,597                           25,597
      Other                                                    20,000                           20,000
   Accounts payable-
      Associated companies                                     25,282                           25,282
      Other                                                     2,627                            2,627
   Accrued taxes                                               26,158                           26,158
   Accrued interest                                             1,988                            1,988
   Other                                                        8,712                            8,712
                                                          ------------    ------------     -----------
                                                              136,138               -          136,138
                                                          ------------    ------------     -----------
NONCURRENT LIABILITIES:
   Accumulated deferred income taxes                           84,400             729   k       85,129
   Asset retirement obligation                                142,872          (2,212)  m      140,660
   Retirement benefits                                         50,697                           50,697
   Regulatory liabilities                                      36,888                           36,888
   Other                                                       10,604            (745)  n        9,859
                                                          ------------    ------------     -----------
                                                              325,461          (2,228)         323,233
                                                          ------------    ------------     -----------
COMMITMENTS AND CONTINGENCIES
                                                          ------------    ------------     -----------
                                                          $   945,930     $      (573)     $   945,357
                                                          ============    ============     ============


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COMBINED EXPLANATORY NOTES FOR THE PRO FORMA OPERATING COMPANY BALANCE SHEETS

     a.   The transfer of non-nuclear generation plant in service to FGCO.
     b. The transfer of the accumulated provision for depreciation on non-nuclear plant in service to FGCO.
     c. The transfer of non-nuclear plant construction work in progress to FGCO.
     d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities.
     e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
     f. The transfer of working cash funds used for expense advances at certain non-nuclear generation facilities to FGCO.
     g. The transfer of materials and supplies for non-nuclear generation plant to FGCO.
     h. The transfer of deferred property tax charges for non-nuclear generation plant to FGCO.
     i. The transfer of other work in progress for non-nuclear generation plant to FGCO.
     j. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets.
     k. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
     l. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     m. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
     n. The transfer of deferred property taxes and accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     o. The establishment of notes payable to associated companies to reflect the net liabilities transferred to FGCO.